EXHIBIT 11.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Sky Limit Venture Corp d/b/a Sky Limit Energy

San Gabriel, California

We hereby consent to the inclusion on Form 1-K of our report dated April 29, 2022, relating to the financial statements of Sky Limit Venture Corp d/b/a Sky Limit Energy for the years ended December 31, 2021 and 2020.

/s/ Daszkal Bolton LLP

Boca Raton, Florida

May 1, 2022